Exhibit 10.1

Stock repurchase AGREEMENT

This Stock Repurchase Agreement (this “Agreement”) is made and entered into effective as of July 18, 2026 (the “Effective Date”) by and among (i) Vivasor Holding Company, a Delaware corporation (the “Company”), (ii) Vivasor, Inc., a Delaware corporation and a subsidiary of the Company (the “Subsidiary”), and (iii) Scilex Holding Company (the “Seller”).

A.
Seller is the record owner of 6,101,468 shares of the Company’s Series A-1 Preferred Stock, par value $0.00001 per share (the “Series A-1 Preferred Stock”), and 355,919 shares of the Company’s Series A-2 Preferred Stock, par value $0.00001 per share (the “Series A-2 Preferred Stock”), and desires to sell all 6,101,468 shares of Series A-1 Preferred Stock and 355,919 shares of Series A-2 Preferred Stock held by Seller (collectively, the “Shares”) to the Company pursuant to this Agreement, such that Seller shall no longer hold any shares of capital stock of the Company immediately following such sale of the Shares.
B.
In accordance with the terms and conditions of this Agreement, the Seller desires to sell the Shares to the Company for consideration as indicated below, and the Company desires to repurchase such Shares from the Seller.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.
SALE AND PURCHASE OF SHARES.
1.1
Purchase of Shares. Subject to the terms and conditions of this Agreement, the Company hereby agrees to purchase and accept from Seller, and Seller hereby agrees to sell and transfer to the Company, all of the Shares held by Seller, free and clear of all liens, including, without limitation, any lien, pledge, claim, security interest, encumbrance, mortgage, assessment, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise (collectively, “Encumbrances”), other than Encumbrances arising under applicable securities laws or under the Company’s Amended and Restated Certificate of Incorporation (as amended to date, the “Charter”), at a purchase price of $1.8583 per Share (the “Price Per Share”), for an aggregate purchase price of $11,999,762.28 payable from the Company to Seller by wire transfer to a bank account designated by Seller, by assignment of the shares of Common Stock of Datavault AI, Inc. (“DVLT”) held by the Subsidiary (the “DVLT Shares”) to Seller, or by any combination of such methods at the Company’s sole discretion (the “Purchase Price”). As used in this Agreement, “Shares” shall include all the Shares sold and transferred under this Agreement and all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits in respect of the Shares and (c) as substitution for the Shares in a recapitalization, merger, reorganization or the like. As used in this Agreement, “Certificate” or “Certificates” shall mean any stock certificates representing the Shares currently held by and in the possession and control of Seller, together with any replacement, substitute, or additional certificates issued with respect to the Shares.
1.2
Payment of Purchase Price. Each party to this Agreement agrees that the Company shall pay the full amount of Purchase Price to the Seller in five tranches as follows (any date that a portion of the Purchase Price is paid from the Company to the Seller, a “Payment Date”):
(a)
$999,980.97 on the Effective Date;
(b)
$4,999,901.10 at any time on or before September 30, 2026;

(c)
$1,999,960.07 at any time after September 30, 2026 but on or before December 31, 2026;
(d)
$1,999,960.07 at any time after December 31, 2026 but on or before March 31, 2027;
(e)
$1,999,960.07 at any time after March 31, 2027 but on or before June 30, 2027;

The Seller and the Company each hereby acknowledge and agree that (i) the Price Per Share has been negotiated between them based on a variety of facts and circumstances, including facts and circumstances that may be unique to the Seller and the Company and, accordingly, the Price Per Share may not accurately reflect the fair market value of the Shares as of the Effective Date; and (ii) in the event that on any Payment Date, the Company pays all or any portion of the Purchase Price by the assignment of the DVLT Shares from the Subsidiary to Seller (such amount of Purchase Price to be paid by the assignment of DVLT Shares, the “Stock Payment Amount”), the number of DVLT Shares to be assigned shall equal the Stock Payment Amount divided by the Deemed DVLT Share Price (rounded down to the nearest whole share). For purposes of this Agreement, the “Deemed DVLT Share Price” shall be the price per share of the DVLT Shares, as reported on The Nasdaq Stock Market, on the last trading day immediately preceding the date of the applicable Payment Date. Without limiting the generality of the foregoing, neither the Company nor the Seller is making any representation as to the fair market value of any Shares.

1.3
Seller Covenants and Acknowledgments. Seller covenants that all rights and privileges held by Seller resulting from the ownership of the Shares which existed immediately prior to the Effective Date shall terminate and be of no further force or effect on the Effective Date upon the consummation of the Company’s payment of $999,980.97 pursuant to Section 1.2(a) hereof. Seller further covenants to cooperate fully with the Company following the Effective Date and to execute and deliver such additional documents, instruments and agreements, and to take such further actions, as the Company may reasonably request in order to carry out the purposes and intent of this Agreement and to consummate the transactions contemplated hereby, including, without limitation, to effect and evidence the transfer of the Shares to the Company and the termination of all rights associated therewith.
2.
CLOSING.
2.1
Deliveries by the Seller on the Effective Date. Seller hereby delivers to the Company or is causing to be delivered to the Company on Seller’s behalf (a) consent to the Company to cancel any certificates representing the applicable Shares (the “Certificates”) in Seller’s name, (b) a duly authorized and executed Stock Power and Assignment Separate from Certificate, in the form attached hereto as Exhibit A (the “Stock Power,” and together with this Agreement, the “Transaction Documents”), dated as of the Effective Date and executed by such Seller, and (c) an executed copy of this Agreement.
2.2
Deliveries by the Company and the Subsidiary on the Effective Date. Each of the Company and the Subsidiary hereby delivers to the Seller, or is causing to be delivered to the Seller on the Company’s behalf, (a) an executed copy of this Agreement, and (b) $999,980.97 of the Purchase Price by, at the Company’s sole discretion, (i) wire transfer of immediately available funds using the wire instructions provided by the Seller in writing to the Company prior to the Effective Date, (ii) assignment of the DVLT Shares held by the Subsidiary to Seller, or (iii) a combination of the methods set forth in clauses (i) and (ii), as applicable.
2.3
Deliveries by the Company and the Subsidiary on the Applicable Payment Date. On each Payment Date, each of the Company and the Subsidiary shall deliver to the Seller, or cause to be delivered to the Seller on the Company’s behalf, the applicable portion of the Purchase Price as set forth in Section 1.2 of this Agreement by, at the Company’s sole discretion, (i) wire transfer of immediately available funds using the wire instructions provided by the Seller in writing to the Company prior to such Payment Date, (ii) assignment of the DVLT Shares held by the Subsidiary to Seller, or (iii) a combination of the methods set forth in clauses (i) and (ii), as applicable.
3.
REPRESENTATIONS AND WARRANTIES OF the COMPANY AND THE SUBSIDIARY. Each of the Company and the Subsidiary hereby represents and warrants to Seller jointly and severally that the following representations are true, correct and complete as of the Effective Date, except as otherwise indicated below:
3.1
Authorization and Enforceability. The Company has full corporate power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
3.2
No Conflicts. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of the Company will breach any statutes or regulations of any governmental authority, domestic or foreign, or conflict with or result in a breach of the Company’s organizational document(s) (if applicable) or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which the Company is a party or by which the Company or its assets may be bound, or constitute a default thereunder or an event which, with the giving of notice or passage of time or both, would constitute a default thereunder or require the consent of any person or entity (other than consents obtained on or before the Effective Date).
3.3
Ownership of DVLT Shares. The Subsidiary is the sole beneficial and record owner of the DVLT Shares, has good, clear and marketable title to the DVLT Shares, free and clear of any Encumbrances other than any (i) applicable transfer restrictions (and any notice requirements regarding the transfer of the DVLT Shares) as set forth in this Agreement and DVLT’s certificate of incorporation and bylaws, and (ii) restrictions on transfer imposed under applicable state or federal securities laws. The DVLT Shares are freely tradeable and are registered under the Securities Act of 1933, as amended.
3.4
Tax Liability. The Company has had opportunity to review the federal, state and local tax consequences of the repurchase of the Shares pursuant to this Agreement, and other transactions contemplated by this Agreement, with the Company’s own tax advisors. The Company is relying solely on such advisors, and not on any statements or representations of the Seller or any of its affiliates or agents. The Company understands that it (and not Seller) shall be responsible for the Company’s own tax liability, if any, that may arise as a result of the transactions contemplated by this Agreement.
4.
REPRESENTATIONS AND WARRANTIES OF THE Seller. Seller hereby represents and warrants to the Company that the following representations are true, correct and complete as of the Effective Date, except as otherwise indicated below:
4.1
Authorization; No Conflict. Seller has the full right, power and authority to enter into and perform Seller’s obligations under the Transaction Documents. All actions on the part of the Seller necessary for the execution and delivery of the Transaction Documents, and the performance of its obligations thereunder have been taken or will be taken prior to the Effective Date. The person(s) executing and delivering this Agreement on behalf of Seller are duly authorized to do so. Assuming the due authorization, execution and delivery by the Company of this Agreement, upon execution and delivery by Seller, each of the Transaction Documents will constitute a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Neither the execution and delivery of the Transaction Documents, nor the performance or consummation of the transactions contemplated thereby by Seller, will conflict with, result in the breach of, constitute a default under or accelerate performance provided by the terms of: (a) any law, rule or regulation of any government or governmental or regulatory agency, or any judgment, order writ, decree, permit or license of any court or governmental or regulatory agency to which Seller is subject; or (b) any material contract, agreement, commitment or instrument to which Seller is a party or by which any of its assets is bound.
4.2
No Other Consideration. No cash, property or other consideration will be paid or given for the Shares by the Company to the Seller, except as otherwise provided in this Agreement.
4.3
Title to Shares; Transfer Restrictions. The Seller is the sole beneficial and record owner of the Shares, has good, clear and marketable title to the Shares, free and clear of any Encumbrances other than any (i) applicable right of first refusal and any other applicable transfer restrictions (and any notice requirements regarding the transfer of the Shares contemplated under this Agreement) contained in the Charter, the Company’s bylaws (the “Bylaws”), any investor rights agreement, stockholders agreement, any voting agreement, stock restriction agreement, stock option agreement, equity incentive plan, any right of first refusal and co-sale agreement, and/or other similar document to which the Company is a party (as applicable), each as amended and/or restated to date (collectively, the “Transfer Restrictions”), and (ii) restrictions on transfer imposed under applicable state or federal securities laws. The Shares are fully vested as of the Effective Date and are not subject to any Transfer Restrictions, or if the Shares are subject to any such Transfer Restrictions, such Transfer Restrictions have been properly waived (or the rights thereunder shall have lapsed following proper notice). The transfer of the Shares to the Company will be in compliance in all material respects with all applicable agreements to which Seller is a party that govern the rights and obligations of the Shares. Seller has never received any dividends or other distributions with respect to the Shares.
4.4
No Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, currently threatened against Seller that questions the validity of this Agreement or the right of Seller to enter into this Agreement or to consummate the transactions contemplated hereby. There is no action or suit by Seller pending or threatened against any party that relates to the Shares.
4.5
No Broker-Dealer. Neither Seller nor any of its affiliates has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.
4.6
Tax Liability. Seller has had opportunity to review the federal, state and local tax consequences of the sale of the Shares pursuant to this Agreement, and the transactions contemplated by this Agreement, with Seller’s own tax advisors. Seller is relying solely on such advisors, and not on any statements or representations of the Company, or any of the Company’s affiliates or agents. Seller understands that it (and not the Company) shall be responsible for Seller’s own tax liability, if any, that may arise as a result of the transactions contemplated by this Agreement.
4.7
Potential Future Value. Seller hereby acknowledges that, depending on market conditions, the Company may in the future file a registration statement with the SEC in connection with a proposed public offering of its common stock, raise capital through the offer and sale of securities of the Company, or enter into a change of control transaction. The initial offering price in such public offering, and the purchase price in any such financing, would likely or may be, and any purchase price in any such change of control transaction may be, substantially greater than the Price Per Share to be paid by the Company to such Seller under this Agreement. Further, Seller acknowledges that the Price Per Share represents a negotiated price and may not accurately reflect the fair market value of the Shares being sold by such Seller. Seller acknowledges and understands that the Shares may increase in value after the Effective Date and that Seller shall not realize the upside increase in value with respect to the Shares.
4.8
Sophisticated Seller. Seller (a) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement, (b) has, prior to the Effective Date (i) asked such questions, and received such information, that the Seller deems material and/or relevant concerning the business, operations, prospects and financial condition of the Company to the Company and its officers, directors and employees and/or any potential liquidity events involving the Company (the “Company Information”), (ii) had the opportunity to ask sufficient follow-up questions regarding the Company Information, and (iii) received adequate Company Information to make an informed decision regarding the sale of the Shares, and (c) has independently and without reliance upon the Company or any of its affiliates, and based on such information and the advice of such advisors as such Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. Seller acknowledges that none of the Company or its affiliates is acting as a fiduciary or financial or investment adviser to Seller, and has not given Seller any investment advice, opinion or other information on whether the sale of the Shares is prudent. Seller acknowledges that (i) the Company (or its affiliates) currently may have, and later may come into possession of, information with respect to the Company that is not known to such Seller and that may be material to a decision to sell the Shares (the “Seller Excluded Information”), (ii) such Seller has determined to sell the Shares notwithstanding its lack of knowledge of the Seller Excluded Information, and (iii) the Company shall have no liability to such Seller (or its affiliates), and the Seller waives and releases any claims that it might have against the Company whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement. Seller understands that the Company will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance.
4.9
Full Disclosure. Seller acknowledges that it has received all information from the Company that it considers necessary or appropriate for deciding whether to enter into this Agreement. Seller further represents that it has had an opportunity to ask questions and receive full answers from the Company concerning, among other things, its financial condition, its management, its prior activities and any other information which such Seller considers relevant or appropriate in connection with entering into this Agreement. In making its decision to sell the Shares, Seller is relying on its own knowledge and experience, the representations and warranties of the Company set forth in this Agreement, and the information it received from the Company. Seller understands that all non-public information it has received regarding the Company, if any, and the sale, including, without limitation, the terms of this Agreement, is subject to strict confidentiality restrictions and shall not be disclosed to any third party nor used by Seller other than in connection with the sale.
5.
COMPLIANCE WITH LAWS AND REGULATIONS. The sale and transfer of the Shares will be subject to and conditioned upon compliance by Seller and the Company with all applicable U.S. state and federal laws and regulations.
6.
NO RELIANCE AND RELEASE.
6.1
No Reliance. Seller acknowledges and agrees that neither the Company, nor any of its stockholders, officers, directors, employees, or agents (other than the Seller) have (a) acted as an agent, finder or broker for the Seller or its agents with respect to the offer, purchase and/or sale of the Shares, (b) made any representations or warranties of any kind, express or implied, to Seller or its agents in connection with the offer, purchase and/or sale of the Shares, except as otherwise provided in this Agreement, or (c) except as otherwise provided in this Agreement, at any time had any duty to the Seller or its agents to disclose any information relating to the Company, its business, or financial condition or relating to any other matters in connection with the offer, purchase and/or sale of the Shares as to which the Company makes no representations or warranties herein. In making its decision to sell the Shares, the Seller is relying solely on its own knowledge and experience and the representations and warranties of the Company provided in this Agreement. Except as expressly set forth in Sections 3 and 4 of this Agreement, none of the Seller, the Company, or any of their respective agents, employees or representatives have made, nor are any of them making, any representation or warranty, written or oral, express or implied, and any such other representations or warranties are hereby expressly disclaimed.
6.2
Release. In exchange for the Company’s consent to, and waiver of any Transfer Restrictions with respect to, the sale and transfer of the Shares and for other good and valuable consideration received, effective as of the Effective Date, Seller and each of any of its affiliates, representatives and advisors (the “Seller’s Releasing Parties”) hereby releases (and covenants not to sue) the Company and each of its respective past, present and future affiliates and current and former stockholders, directors, officers, members, partners, managers, agents, employees, attorneys, consultants, and professional advisors of the Company and any affiliate of the Company (collectively, the “Company’s Released Parties”) from any and all obligations, demands, actions, causes of action, suits, counterclaims, set-offs, defenses, controversies, acts and omissions, liabilities, and other claims, both in law and in equity, known or unknown, suspected or unsuspected, which such Seller or any of its Seller’s Releasing Parties, has or ever had against the Company’s Released Parties (including, without limitation, claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses), relating to or arising from such Seller’s or such Seller’s Releasing Party’s ownership of, or any right, title or interest in or to, or other affiliation with any of the Company’s Released Parties (collectively, the “Claims”). For the purposes of this Section 6, “Claims” shall not include any and all obligations, demands, actions, causes of action, suits, counterclaims, set-offs, defenses, controversies, acts and omissions, liabilities, and other claims arising in connection with a material adverse effect on Seller arising from (A) a breach by the Company of its duties under this Agreement; or (B) fraud or willful misconduct by the Company in connection with the performance of its duties under the terms of this Agreement (collectively, the “Preserved Claims”). None of the Seller’s Releasing Parties shall ever, directly or indirectly, commence, aid in any way, prosecute or cause to be commenced or prosecuted any Action (as defined below) against any of the Company’s Released Parties arising out of or relating, directly or indirectly, to or involving any Claim covered by the releases provided hereunder (the “Releases”).
6.3
Waiver. With full awareness and understanding of this provision, Seller, on behalf of itself and each of its Seller’s Releasing Parties and its affiliates, hereby waives all rights that this provision or any comparable provision under any state or federal law may give to such party as well as under any other statute or common law principles of similar effect. Seller intends the Releases set forth in this Agreement to apply fully to the Claims that such party does not presently know or suspect to exist at this time, including, without limitation, the following provisions of California Civil Code Section 1542: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Each of the Seller and the Seller’s Releasing Parties understands that the facts with respect to which this Agreement is given may hereafter prove to be different from the facts now known or believed by it, and such Seller or Seller’s Releasing Party, on behalf of itself and each of its affiliates, hereby accepts and assumes the risk thereof and agrees that this Agreement shall be and shall remain, in all respects, effective and not subject to termination or rescission by reason of any such difference in facts. The Releases herein shall be construed broadly as general releases. Notwithstanding the foregoing, Seller does not intend to release any Preserved Claims, regardless of whether they are presently known or suspected to exist at this time.
6.4
No Assignment. Seller represents and warrants to each of the Company’s Released Parties that (a) such party has not made any assignment, nor will Seller make any assignment, of any Claim related to or covered by, directly or indirectly, the Releases; (b) no other person or entity had or has any interest of any kind whatsoever in such a Claim; and (c) Seller has not, directly or indirectly, commenced, aided in any way, prosecuted or caused to be commenced or prosecuted any action, suit or other legal or administrative proceeding (each, an “Action”) against any of the Company’s Released Parties.
6.5
Hold Harmless. Seller together with Seller’s Releasing Parties shall severally indemnify, defend and hold harmless each of the Company’s Released Parties from and against any and all Claims and expenses, including, but not limited to, any attorneys’ fees, court costs and expert witness fees, arising out of or relating to any Action brought, assisted or prosecuted in contravention of this Section 6 by such Seller. The parties to this Agreement intend and agree that the Company’s Released Parties are express third party beneficiaries of the terms of this Section 6.
6.6
Acknowledgement. Each party hereto shall be responsible for its own taxes resulting from the transactions contemplated hereby.
7.
GENERAL PROVISIONS.
7.1
Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.
7.2
Governing Law; Dispute Resolution; Waiver of Jury Trial. This Agreement, and any controversy arising out of or relating to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws. EACH PARTY HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH THIS AGREEMENT AND THE SUBJECT MATTER HEREOF.
7.3
Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective upon receipt via the following: (a) delivery is in person; (b) express overnight courier; or (c) United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth for such party on the signature page to this Agreement or at such other address as such party may designate by one of the indicated means of notice herein to the other parties hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of San Diego, California are open for business.
7.4
Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.5
Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.
7.6
Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. This Agreement shall not be effective until signed by all parties hereto, including the Company.
7.7
Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.
7.8
Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section 7.8 will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.
7.9
Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by electronic signature and upon such delivery the electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
7.10
Specific Enforcement. Unless this Agreement has been terminated, each party to this Agreement acknowledges and agrees that any breach by it of this Agreement shall cause any (or either) of the other parties irreparable harm which may not be adequately compensable by money damages. Accordingly, except in the case of termination, in the event of a breach or threatened breach by a party of any provision of this Agreement, each party shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available to any party for such breach or threatened breach, including but not limited to the recovery of money damages.
7.11
Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES IN RESPECT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

7.12
Rules of Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have each executed this Agreement as of the Effective Date.

COMPANY: VIVASOR HOLDING COMPANY By: /s/ Henry Ji, Ph.D. Name: Henry Ji, Ph.D. Title: Chief Executive Officer
Address:	9380 Judicial Drive
San Diego, CA 92121

SUBSIDIARY: VIVASOR, INC. By: /s/ Henry Ji, Ph.D. Name: Henry Ji, Ph.D. Title: Chief Executive Officer
Address:	9380 Judicial Drive
San Diego, CA 92121

IN WITNESS WHEREOF, the parties hereto have each executed this Agreement as of the Effective Date.

SELLER: Scilex Holding Company By: /s/ Stephen Ma Name: Stephen Ma Title: Chief Financial Officer
Address:	9380 Judicial Drive
San Diego, CA 92121

[Signature Page to Stock Repurchase Agreement]

EXHIBIT A

SELLER’S STOCK POWER
AND ASSIGNMENT SEPARATE FROM CERTIFICATE

(See attached)

SELLER’S STOCK POWER
AND ASSIGNMENT SEPARATE FROM CERTIFICATE

Pursuant to that certain Stock Repurchase Agreement, dated as of July ___, 2026 (as amended and/or restated from time to time, the “Agreement”), the undersigned, as Seller, hereby sells, assigns and transfers for no additional consideration, other than the consideration of $1.8583 per share set forth in the Agreement, 6,101,468 shares of Series A-1 Preferred Stock and 355,919 shares of Series A-2 Preferred Stock of Vivasor Holding Company, a Delaware corporation (the “Company”), par value $0.00001 per share, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

Dated:	Scilex Holding Company By:
Name: Stephen Ma Title: Chief Financial Officer